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                                                                      Exhibit 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following J. Alexander's Corporation Registration Statements:

a) Form S-8 Registration Statement (No. 333-40556) pertaining to the Employee Stock Incentive Plan, filed on June 30, 2000;

b) Form S-8 Registration Statement (No. 333-91431) pertaining to the J. Alexander's Corporation 1999 Loan Program, filed on November 22, 1999;

c) Form S-8 Registration Statement (No. 333-49393) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 3, 1998;

d) Form S-8 Registration Statement (No. 33-77476) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 6, 1994;

e) Form S-8 Registration Statement (No. 33-39870) pertaining to the 1990 Stock Option Plan for Outside Directors, filed on April 9, 1991;

f) Form S-8 Registration Statement (No. 2-78139) pertaining to the 1982 Employee Stock Purchase Plan, filed on June 25, 1982;

of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in the Annual Report (Form 10-K) for the year ended December 28, 2003.

                                                        /s/ Ernst & Young LLP

Nashville, Tennessee
March 23, 2004

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